Exhibit 99.2
FY10 3rd Quarter Financial Results Conference Call May 2010

Certain statements herein constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. When used herein, words such as "believe," "expect," "anticipate," "project," "plan," "estimate," "will" or "intend" and similar words or expressions as they relate to the Company or its management constitute forward- looking statements. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward- looking statements whether as a result of such changes, new information, subsequent events or otherwise. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include those contained under the heading of risk factors and in the management's discussion and analysis contained from time-to- time in the Company's filings with the Securities and Exchange Commission. Safe Harbor Statement

3rd Quarter Consolidated ResultsSegmented Operating ResultsLiquidity & Capital Resources3rd Quarter Year-to-Date ReviewBusiness Development Activities4th Quarter OutlookQ & A Today's Agenda

3rd Quarter Consolidated Financial Results

Medical Operating Results

EMS Operating Results

DSS Operating Results

Liquidity & Capital Resources (CHART)

YTD Consolidated Financial Results

YTD Consolidated Financial Results Disengagements -30%Volume 8%New Business 4%Change in Sales -18%

YTD Consolidated Financial Results

YTD Consolidated Financial Results

Business Development Activities Diagnosing the operational and financial issues of the Company. Implementation of the operational and financial turnaround. Continued turnaround actions and development of the Strategic Growth Plan.

Accelerated return to profitability continuesSales to be consistent with 3rd quarter resultsContinued alignment of the cost structure to forecasted salesContinued improvements in operating performance through lean and quality effortsContinued implementation of the organic and inorganic growth initiatives 4th Quarter Outlook

Q & A